UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2025

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth below in Item 8.01 of this Current Report on Form 8-K with respect to the Private Placement (as defined below) are incorporated by reference herein. The shares of Common Stock of Rezolute, Inc. (the “Company”) issued pursuant to the Private Placement (the “Private Placement Shares”) will not be registered under the Securities Act in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2025, certain insiders of the Company agreed to purchase up to $10,000,000 of shares of Common Stock at a price of $3.25 per share in a private placement (the “Private Placement”).

On June 13, 2025, pursuant to the terms of a Securities Purchase Agreement, by and among the Company and certain investors (collectively, the “Investors”), the Company sold and issued to the Investors an aggregate of 1,295,383 Private Placement Shares for an aggregate purchase price of $4,209,994.75. The Private Placement Shares were offered pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: June 13, 2025	By:	/s/ Nevan Charles Elam
Nevan Charles Elam
Chief Executive Officer